AMENDMENT ONE
TO THE
AMKOR TECHNOLOGY, INC.
SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

Pursuant to the authority reserved to it in Section 21 of the Amkor Technology, Inc. Second Amended and Restated 2007 Equity Incentive Plan (the “Plan”), the Board of Directors of Amkor Technology, Inc. (the “Board”) hereby amends the Plan as follows, effective May 15, 2019:

Section 12(d) of the Plan is hereby amended in its entirety to read as follows:

(d)    Initial Award. Each person who first becomes an Outside Director will be automatically granted: (i) an Option to purchase a number of Shares equal to the product of (I) 20,000 multiplied by (II) a fraction, the numerator of which is the number of days in the period beginning on the date such person first becomes an Outside Director and ending on the date of the first annual meeting of the stockholders of the Company thereafter, and the denominator of which is 365 (the “Fraction”) rounded down to the nearest whole number (the “Initial Option”) and (ii) an Award of Restricted Stock equal to the product of (I) $60,000 divided by the Fair Market Value of a Share on the date such person first becomes an Outside Director multiplied by (II) the Fraction rounded down to the nearest whole number (the “Initial Restricted Stock Award”). The Initial Option and the Initial Restricted Stock Award shall be granted on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option or an Initial Restricted Stock Award.

Section 12(g) of the Plan is hereby amended in its entirety to read as follows:

(g)    Annual Restricted Stock Award. Each Outside Director will be automatically granted Restricted Stock having a Fair Market Value of sixty thousand dollars ($60,000) (an “Annual Restricted Stock Award”) on each date of the annual meeting of the stockholders of the Company.